Change or Comments

Please mark Boxes in blue or black ink.

Please Mark Here for Address Change or Comments ☐ SEE REVERSE SIDE

1. Election of Trustees

FOR ALL Nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY For All Nominees listed below
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Nominees are:

Class I – 01 Kenneth A. Himmel, 02 Stephen J. Lockwood and 03 Benaree Pratt Wiley

WITHHELD FOR (write name of nominee(s) in space provided below)

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2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

By signing this proxy card, receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement is acknowledged.

THIS PROXY IS SOLICITED BY THE FUND'S BOARD OF TRUSTEES AND WILL BE VOTED FOR THE ABOVE PROPOSALS UNLESS OTHERWISE INDICATED.

Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

Dated: ______________________________, 2006

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Signature(s)

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Signature(s)

Sign, Date and return the Proxy Card Promptly using the Enclosed Envelope

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DREYFUS HIGH YIELD STRATEGIES FUND

The undersigned shareholder of Dreyfus High Yield Strategies Fund (the "Fund") hereby appoints Robert R. Mullery and James Bitetto, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of the Fund standing in the name of the undersigned at the close of business on June 1, 2006 at the Annual Meeting of Shareholders to be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor East, New York, New York commencing at 2:00 p.m. on Wednesday, August 2, 2006; and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

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